BY-LAWS NO. 1

A By-Law relating generally to the transaction of the business and affairs of

                            SENSE TECHNOLOGIES INC.
                            -----------------------


                                   CONTENTS
                                   --------

ONE                     INTERPRETATION

TWO                     BUSINESS OF THE CORPORATION

THREE                   BORROWING AND SECURITY

FOUR                    DIRECTORS

FIVE                    COMMITTEES

SIX                     OFFICERS

SEVEN                   CONFLICT OF INTEREST AND PROTECTION OF
                        DIRECTORS, OFFICERS AND OTHERS

EIGHT                   SHARES

NINE                    DIVIDENDS AND RIGHTS

TEN                     MEETINGS OF SHAREHOLDERS

ELEVEN                  DIVISIONS AND DEPARTMENTS

TWELVE                  INFORMATION AVAILABLE TO SHAREHOLDERS

THIRTEEN                NOTICES

FOURTEEN                EFFECTIVE DATE AND REPEAL

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   BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of

                           SENSE TECHNOLOGIES INC.
                           -----------------------

             (hereinafter called the "Corporation") as follows:

1.01  Definitions
      -----------

      In the by-laws of the Corporation, unless the context otherwise requires:

      "Act" means the Business Corporations Act of the Yukon Territory and
            -----------------------------------
      any statute that may be substituted therefor, as from time to time amended;

      "appoint" includes "elect" and vice versa;

      "articles" means the articles attached to the Certificate of Incorporation of the Corporation as from time to time amended or restated;

      "board" means the board of Directors of the Corporation;

      "by-laws" mean this by-law and all other by-laws of the Corporation from time to time in force and effect;

      "meeting of the Shareholders" includes an annual meeting of shareholders and a special meeting of shareholders;

      "special meeting of shareholders" includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

      "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act Yukon Territory;
                                 ------------------

      "ordinary resolution" means a resolution passed by a majority of the votes cast by the shareholders who voted, either in person or by proxy, in respect of the resolution;

      "recorded address" means in the case of a shareholder his address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there is more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation;

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      "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by Clause 2.03 or by a resolution passed pursuant thereto.

Save as aforesaid, words and expressions defined in the Act have the same meaning when used herein; and words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders, and words importing persons include individuals, bodies corporate, partnerships, trust and unincorporated organizations.

                                     SECTION TWO
                             BUSINESS OF THE CORPORATION
                             ---------------------------

2.01     Registered Office, Records Office and Address for Service
         ---------------------------------------------------------

     Until changed in accordance with the Act, the registered office of the Corporation, the designated records office (if separate from the registered office) of the Corporation and the post office box (if any) designated as the address for service upon the Corporation by mail shall initially be at the address or addresses in the Yukon Territory specified in the notice thereof filed with the articles and thereafter as the board may from time to time determine.

2.02     Financial Year
         --------------

     The financial year of the Corporation shall end on such date in each year as the board may from to time by resolution determine.

2.03     Execution of Instruments
         ------------------------

     Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by at least one person holding the office of chairman, chief financial officer, director, secretary, treasurer, assistant secretary or assistant treasurer or any other office created by by-laws or by resolution of the board. In addition, the board may from time to time direct the manner in which the person or persons by whom any particular instrument or class of instrument may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.04     Banking Arrangements
         --------------------

     The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board.
Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

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2.05     Voting Rights in Other Bodies Corporate
         ---------------------------------------

     The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board, or failing the board, the signing officers of the Corporation, may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

                                    SECTION THREE
                               BORROWING AND SECURITY
                               ----------------------

3.01     Borrowing Power
         ---------------

     Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the articles the board may from time to time on behalf of the Corporation, without authorization of the shareholders:

   (a) borrow money upon the credit of the Corporation in such amounts and on such terms as may be deemed expedient by obtaining loans or advances or by way of overdraft or otherwise;

   (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured, for such sums and at such prices as may be deemed expedient;

   (c) to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of any past, present or future indebtedness, liability or obligation of the Corporation, present or future; and

   (d) delegate to a committee of the board, a director or an officer of the Corporation all or any of the powers conferred aforesaid or by the Act to such extent and in such manner as the directors may determine.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

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                                 SECTION FOUR
                                   DIRECTORS
                                   ---------

4.01     Number of Directors and Quorum
         ------------------------------

     Until changed in accordance with the Act, the board shall consist of not fewer than the minimum and not more than the maximum number of directors provided in the articles. Subject to Clause 4.09, the quorum for the transaction of business at any meeting of the board shall consist of a majority of the directors.

4.02     Qualification
         -------------

     No person shall be qualified for election as a director if he is less than nineteen years of age; if he is a minor as defined in the Age of Majority
                                                               ---------------
Act (Yukon Territory); if he is a mentally disordered person as defined in the
---
Mental Health Act (Yukon Territory); if he has been found to be a person of
-----------------
unsound mind by a court elsewhere than in the Yukon Territory; if he is not an individual; or if he has the status of a bankrupt. A director need not be a shareholder.

4.03     Consent to Act
         --------------

     A person who is elected or appointed a director is not a director unless:

   (a) he was present at the meeting when he was elected or appointed and did not refuse to act as a director, or

   (b) if he was not present at the meeting when he was elected or appointed, he consented to act as director in writing before his election or appointment or within 10 days after it, or he has acted as a director pursuant to the election or appointment.

4.04     Election and Term
       -------------------

     Subject to the Articles and the Act, Shareholders of the Corporation shall, by ordinary resolution at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required, elect directors to hold office for a term not expiring later than the close of the next annual meeting of shareholders following the election. At each annual meeting of shareholders, all directors whose term of office has expired or then expires shall retire but, if qualified, shall be eligible for re-election. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his election. Notwithstanding the foregoing, if directors are not elected at a meeting of shareholders, the incumbent directors continue in office until their successors are elected. The number of directors to be elected at any such meeting shall be the number of directors whose term of office has expired or expires unless the directors or the shareholders otherwise determine. It is not necessary that all the directors elected at a meeting of shareholders hold office for the same term. If the articles so provide, the directors may, between annual meetings of shareholders, appoint one or more additional directors of the Corporation to serve until the next annual meeting of shareholders, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

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4.05     Removal of Directors
         --------------------

     Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at a special meeting remove any director or directors from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the directors.

4.06     Vacation of Office
         ------------------

     A director ceases to hold office when: he dies; he is removed from office by the shareholders; he ceases to be qualified for election as a director; or his written resignation is sent or delivered to the Corporation; or if a time is specified in such resignation, at the time so specified, whichever is later.

4.07     Vacancies
         ---------

     Subject to the Act, a quorum of the board may fill a vacancy in the board. In the absence of a quorum of the board, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and if they fail to call such meeting or if there are no directors then in office, any shareholder may call the meeting.

4.08     Action by the Board
         -------------------

     The board shall manage the business and affairs of the Corporation.
Subject to the articles, the powers of the board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors who would be entitled to vote on the resolution at a meeting of the board. Where there is a vacancy in the board, a quorum of directors may exercise all the powers of the board.

4.09     Meeting by Telephone
         --------------------

     A director may participate in a meeting of the board or of a committee of the board by means of telephone or other communications facilities that permit all persons participating in the meeting to hear each other, and a director participating in a meeting by those means is deemed to be present at the meeting.

4.10     Calling of Meetings
         -------------------

     Meetings of the board shall be held at such time and at such place as the board, the chairman of the board, the managing director, the president or any two directors, may determine.


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4.11     Notice of Meeting
         -----------------

     Notice of the time and place of each meeting of the board shall be given in the manner provided in Clause 13.01 to each director not less than 48 hours before the time when the meeting is to be held. A Notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting, except where the Act requires such purpose or business to be specified including any proposal to:

   (a) submit to the shareholders any question or matter requiring approval of the shareholders;

   (b)   fill a vacancy among the directors or in the office of auditor;

   (c)   issue securities;

   (d)   declare dividends;

   (e)   purchase, redeem or otherwise acquire shares of the corporation;

   (f)   pay a commission for the sale of shares of the Corporation;

   (g)   approve a management proxy circular;

   (h)   approve any annual financial statements; or

   (i)   adopt, amend or repeal by-laws.

A director may in any manner waive notice of or otherwise consent to the meeting of the board; and attendance of a director at a meeting of directors is a waiver of notice of the meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of business on the grounds that the meeting is not lawfully called.

4.12     First Meeting of New Board
       ------------------------------

     Provided a quorum of directors is present, the board may without notice hold a meeting immediately following an annual meeting of shareholders.

4.13     Adjourned Meeting
       ------------------

     Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.


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4.14     Regular Meeting
         ---------------

     The board may from time to time appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, or forthwith after such director's appointment, whichever is later, but no other notice shall be required for any such regular meeting except where the Act or this by-law requires the purpose thereof or the business to be transacted thereat to be specified.

4.15     Chairman
         --------

     The Chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, managing director, president or a vice-president (in order of seniority). If no such officer is present, the directors present shall choose one of their number to be chairman.

4.16     Votes to Govern
         ---------------

     At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.

4.17     Remuneration and Expenses
         -------------------------

     The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

                                SECTION FIVE
                                 COMMITTEES
                                 ----------

5.01     Committee of Directors
         ----------------------

     The board may appoint a committee of directors, however designated, and delegate to such committee any of the powers of the board except those which, under the Act, a committee of directors has no authority to exercise.

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5.02     Transaction of Business
         -----------------------

     The powers of a committee of directors may be exercised by meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on the resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

5.03     Procedure
         ---------

     Unless otherwise determined by the board, each committee shall have the power to fix its quorum, to elect its chairman and to regulate its procedure.

                                   SECTION SIX
                                    OFFICERS
                                    --------

6.01     Appointment
         -----------

     Subject to the articles the board may from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. One person may hold more than one office. The board may specify the duties of, and, in accordance with this by-law and subject to the Act, delegate powers to manage the business and affairs of the Corporation to such officers.

6.02     Chairman of the Board
         ---------------------

     The chairman of the board, if any, or in his absence, the president, shall preside as chairman at every meeting of the directors, or if there is no chairman of the board or neither the chairman of the board nor the president is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman or, if the chairman of the board if any, and the president have advised the secretary that they will not be present at the meeting, the directors present shall choose one of their number to be chairman of the meeting.

6.03     Managing Director
         -----------------

     The board may from time to time appoint a managing director who shall be a director. If appointed, he shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation; and he shall, subject to the Act, have such other powers and duties as the board may specify. During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

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6.04     President
         ---------

     If appointed, the president shall be the chief operating officer and, subject to the authority of the board, shall have general supervision of the business of the Corporation; and he shall, subject to the Act have such other powers and duties as the board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and duties of that office.

6.05     Vice-President
         --------------

     A vice-president shall, subject to the Act, have such powers and duties as the board or the chief executive officer may specify.

6.06     Secretary
         ---------

     The secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose in minutes of all proceedings there at; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall, subject to the Act, have such other powers and duties as the board or the chief executive officer may specify.

6.07     Treasurer
         ---------

     The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions as treasurer and of the financial position of the Corporation; and he shall subject to the Act, have such other powers and duties as the board or the chief executive officer may specify.

6.08     Powers and duties of other officers
         -----------------------------------

     The powers and duties of all other officers shall, subject to the Act, be such as the terms of their engagement shall for or as the board or (except for those powers and duties are specified only by the board) the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

6.09     Variation of Powers and Duties
         ------------------------------

     The board and (except as aforesaid) the chief executive officer may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

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6.10     Term of Office
         --------------

     The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract. Otherwise each officer appointed by the board shall hold office until his successor is appointed or until his earlier resignation.

6.11     Terms of Employment and Remuneration
         ------------------------------------

     The terms of employment and the remuneration of officers appointed by the board shall be settled by the board from time to time.

6.12     Agents and Attorneys
         --------------------

     The board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to subdelegate) as may be thought fit.

6.13     Fidelity Bonds
         --------------

     The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine.

                                   SECTION SEVEN
                        CONFLICT OF INTEREST AND PROTECTION
                        -----------------------------------
                         OF DIRECTORS, OFFICERS AND OTHERS
                         ---------------------------------

7.01     Conflict of Interest
         --------------------

     A director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the board or shareholders, and a director whose interest in a contract is so referred to the board shall not vote on any resolution to approve the same except as provided by the Act.

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7.02     Limitation of Liability
         -----------------------

     Subject to the Act, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for the joining in any receipt or act for conformity, or for any loss or damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the money of or belonging to the Corporation shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or with which any moneys, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealing with any moneys, securities or other assets of or belonging to the Corporation or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interest of the Corporation and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

7.03     Indemnity
         ---------

     Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, and a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgement, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if:

   (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

   (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing his conduct was lawful.

7.04     Insurance
         ---------

     The Corporation may, subject to and in accordance with the Act, purchase and maintain insurance for the benefit of any director or officer as such against any liability incurred by him.

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                                     SECTION EIGHT
                                        SHARES
                                        ------

8.01     Allotment
         ---------

     Subject to the articles the board may from time to time allot, or grant options to purchase, and issue the whole or any part of the authorized and unissued shares of the Corporation at such time and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.02     Commissions
         -----------

     The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchaser(s) for such shares.

8.03     Securities Register
         -------------------

     The Corporation shall maintain a securities register in which it records the securities issued by it in registered form, showing with respect to each class or series of securities:

   (a) the names, alphabetically arranged, and the latest known address of each person who is or has been a security holder,

   (b)   the number of securities held by each security holder, and

   (c) the date and particulars of the issue and transfer of each security.

8.04     Transfer Agents and Registrars
         ------------------------------

     The board may from time to time appoint one or more trust companies as its agent or agents to maintain the central securities register or registers, and an agent or agents to maintain branch securities registers. Such a person may be designated as transfer agent or registrar according to his functions and one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

8.05     Registration of Transfer
         ------------------------

     Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurances or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of any lien referred to in Clause 8.11

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8.06     Non-Recognition of Trusts
         -------------------------

     Subject to the provisions of the Act, the Corporation may treat as the absolute owner of a share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation's records or on the share certificate.

8.07     Share Certificates
         ------------------

     Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the name of the person to whom the certificate or acknowledgement was issued, and the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgments of a shareholder's right to a share certificate, shall subject to the Act, be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with Clause 2.03 and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one other signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signatures appears thereon no longer holds office at the date of issue of the certificate.

8.08     Replacement of Share Certificate
         --------------------------------

     The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of a reasonable fee, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.09     Joint Shareholders
         ------------------

     If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such person may give effectual


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receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.10     Deceased Shareholder
         --------------------

     In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

8.11     Lien for Indebtedness
         ---------------------

     If the articles provide that the Corporation has a lien on shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation, such lien may be enforced, subject to the Act and to any other provision of the articles by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

                                 SECTION NINE
                            DIVIDENDS AND RIGHTS
                            --------------------

9.01     Dividends
         ---------

     Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

9.02     Dividend Cheques
         ----------------

     A dividend payable in cash shall be paid by cheque drawn on the Corporation's banks or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.


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Page 16

9.03     Non-receipt of Cheques
         ----------------------

     In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement or expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or any particular case.

9.04     Record date for Dividends and Rights
         ------------------------------------

     The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to receive the right to subscribe for such securities, provided that if the Corporation is a distributing corporation, notice of any such record date is given, not less than seven days before such record date, in the manner provided in the Act. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to receive the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

9.05     Unclaimed Dividends
         -------------------

     Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                                    SECTION TEN
                             MEETING OF SHAREHOLDERS
                             -----------------------

10.01     Annual Meetings
          ---------------

     Subject to the Act, the annual meeting of the Shareholders shall be held at such time in each year and, subject to Clause 10.03, at such place as the board, the chairman of the board, the managing director or the president may from time to time determine, for the purpose of consideration of the financial statements and reports required by the Act to be placed before the annual meeting, electing directors if required, appointing auditors if required and transacting such other business as may properly be brought before the meeting.

10.02     Special Meetings
          ----------------

     The board, the chairman of the board, the managing director or the president shall have power to call a special meeting of the shareholders at any time.


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Page 17


10.03     Place of Meetings
          -----------------

     Subject to the articles of the Corporation, meetings of the shareholders shall be held at that place determined by the directors.

10.04     Notice of Meetings
          ------------------

     Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Clause 13.01 not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of the shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and re-appointment of incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgement thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder may in any manner waive notice of or otherwise consent to a meeting of shareholders.

10.05     Record Date for Notice
          ----------------------

     The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, a record date for the determination of the shareholders entitled to notice of meeting, provided that if the Corporation is a distributing corporation notice of any such record date shall be given not less than seven days before such record date in the manner provided in the Act. If no such record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is sent or, if no notice is sent, shall be the day on which the meeting is held.

10.06     List of Shareholders Entitled to Notice
          ---------------------------------------

     (1) The Corporation shall prepare a list of shareholders entitled to receive notice of a meeting, arranged in alphabetical order and showing the number and class of shares held by each shareholder,

     (a)   if a record date with respect to such meeting is fixed under
           Section 10.05, not later than ten days after that date; or

     (b)   if no record date with respect to such meeting is so fixed,

        (i) at the close of business on the day immediately preceding the day on which notice is given, or,

        (ii) where no notice is given, the day on which such meeting is held.

     (2) A shareholder may examine any list of shareholders prepared under subsection (1)of this Section

     (a) during usual business hours at the registered office of the Corporation or at the place where its central securities register is maintained; and

     (b)   at the meeting of shareholders to which the list relates.


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Page 18


10.07     Meetings Without Notice
          -----------------------

     A meeting of shareholders may be held without notice at any time and place permitted by the Act:

     (a) if all shareholders entitled to vote thereat are present in person or represented or if those not present or represented waive notice of or otherwise consent to such meeting being held, and

     (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held;

so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting any business may be transacted which the Corporation at a meeting of Shareholders may transact. If the meeting is held at a place outside the Yukon Territory, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

10.08     Chairman and Secretary
          ----------------------

     The chairman of any meeting of shareholders shall be the president, or in his absence, a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the chairman shall be any other director appointed by the board. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.

10.09     Persons Entitled to be Present
          ------------------------------

     The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the Chairman of the meeting or with consent of the meeting.

10.10     Quorum
          ------

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Page 19


     A quorum for the transaction of business at any meeting of shareholders shall be at least one person present in person being a shareholder entitled to vote thereat or a duly appointed proxy or representative for an absent shareholder so entitled. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business until a quorum is present.

10.11     Right to Vote
          -------------

     Every person named in the list referred to in Clause 10.06 shall be entitled to vote the shares shown thereon opposite his name at the meeting to which such list relates, except to the extent that:

     (a) where the Corporation has fixed a record date in respect of such meeting, such person has transferred any of his shares after such record date or, where the Corporation has not fixed a record date in respect of such meeting, such person has transferred any of his shares after the date on which such list is prepared, and

     (b) the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established that he owns such shares, has demanded not later than 10 days before the meeting that his name be included in such list.

In any such excepted case the transferee shall be entitled to vote the transferred shares at such meeting. If the Corporation is not required to prepare a list under Clause 10.06, subject to the provisions of the Act and this by-law as to proxies and representative, at any meeting of shareholders every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

10.12     Proxies and Representatives
          ---------------------------

     Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act. Alternately, every such shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual, who need not be a shareholder, to represent it at a meeting of shareholders and such individual may exercise on the shareholders behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chairman of the meeting.


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Page 20


10.13     Time for Deposit of Proxies
          ---------------------------

     The board may specify in a notice calling a meeting of the shareholders a time, preceding, the time of such meeting or an adjournment thereof by not more than 48 hours exclusive of non-business days, before which proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

10.14     Joint Shareholders
          ------------------

     If two or more persons hold shares jointly, any one of them present in person or represented at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented and vote, they shall vote as one on the shares jointly held by them.

10.15     Votes to Govern
          ---------------

     At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws, be determined by the majority of the votes cast on the question. In the case of an equality of votes either upon show of hands or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

10.16     Show of Hands
          -------------

     Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima faci evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

10.17     Ballots
          -------

     On any question proposed for consideration at a meeting of shareholders, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot, either before or on the declaration of the result of any vote by show of hands. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at a meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.18     Admission or Rejection of a Vote
          --------------------------------

     In case of any dispute as to the admission or rejection of a vote, the chairman shall determine the same and such determination made in good faith shall be final and conclusive.

10.19     Adjournment
          -----------

     If a meeting of the shareholders is adjourned by one or more adjournments for an aggregate of less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the time of an adjournment. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

10.20     Resolution in Writing
          ---------------------

     A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.

10.21     Only One Shareholder
          --------------------

     Where the Corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

                                SECTION ELEVEN
                           DIVISIONS AND DEPARTMENTS
                           -------------------------

11.01     Creation and Consolidation of Divisions
          ---------------------------------------

     The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the board may consider appropriate in each case. The board may also cause the business and operations of any such division to be further divided into sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

11.02     Name of Division
          ----------------

     Subject to law, any division or its sub-units may be designated by such name as the board may from time to time determine and may transact business, enter into contracts, sign cheques and other documents of any kind and do all acts and things under such name, Any such contract, cheque or document shall be binding upon the Corporation as if it has been entered into or signed in the name of the Corporation.

11.03     Officers of Division
          --------------------

     From time to time the board or, if authorized by the board, the chief executive officer, may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The board or, if authorized by the board, the chief executive officer, may remove at its or his pleasure any officer so appointed without prejudice to such officer's rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officer of the Corporation.

                                 SECTION TWELVE
                   INFORMATION AVAILABLE TO SHAREHOLDERS
                   -------------------------------------

12.01 Except as provided by the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which in the opinion of the directors would be inexpedient in the interests of the Corporation to communicate to the public.

12.02 The Directors, may, from time to time, subject to the rights conferred by the Act, determine whether and to what extent and at what time and place and under what circumstances or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting records of the Corporation except as conferred by statute or authorized by the board of Directors or by a resolution of the shareholders.

                                SECTION THIRTEEN
                                     NOTICES
                                     -------

13.01     Method of Giving Notices
        ---------------------------

     Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication including facsimile transmission. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.


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Page 23


13.02     Notice to Joint Shareholders
          ----------------------------

     If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

13.03     Computation of Time
          -------------------

     In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

13.04     Undelivered Notices
          -------------------

     If notices given to a shareholder pursuant to Clause 13.01 are returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

13.05     Omissions and Errors
          --------------------

     The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at the meeting held pursuant to such notice or otherwise founded thereon.

13.06     Persons Entitled by Death or Operation of Law
          ---------------------------------------------

     Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

13.07     Waiver of Notice
          ----------------

     Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgment shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver or notice of a meeting of shareholders or of the board which may be given in any manner.

                                      SECTION FOURTEEN
                                 EFFECTIVE DATE AND REPEAL
                                 -------------------------

14.01     Effective Date
          --------------

     This by-law shall come into force when made by the board in accordance with the Act.

14.02     Repeal
          ------

     All previous by-laws of the Corporation are repealed as of the coming into force of this by-law. Such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles (as defined in the Act) or predecessor charter documents of the Corporation obtained pursuant to, any such by-law prior to its repeal. All officers and persons acting under any such by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the board or a committee of the board with continuing effect passed under any repealed by-law shall continue to be good and valid except to the extent inconsistent with this by-law and until amended or repealed.

MADE BY the board the 14th day of December, 2001.

/s/ Mark Johnson
----------------------------------------
PRESIDENT



CONFIRMED by the shareholders in accordance with the Act the _____ day of ____________, ______.



                                                  ------------------------------
                                                  SECRETARY

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